                                                                    EXHIBIT 99.1






[GRAPHIC OMITTED]
                                                                   PRESS RELEASE




  NEOWARE REPORTS RECORD REVENUE AND EARNINGS FOR SECOND QUARTER OF FISCAL 2006


         KING OF PRUSSIA, PA., FEBRUARY 1, 2006 -- Neoware, Inc. (NASDAQ: NWRE), the leading supplier of enterprise thin client solutions and related software and services that make computing more secure, reliable, affordable and manageable, today reported all-time record revenues for its second fiscal quarter ended December 31, 2005.
         "Neoware is reporting another quarter of record financial results as a result of robust demand for our thin client solutions," commented Michael Kantrowitz, Neoware's Chairman and CEO.

FY06 Q2 FINANCIAL HIGHLIGHTS:

    o Revenues increased 43% to $29,337,000 from $20,471,000 in the prior year second quarter.

    o Gross profit was $12,905,000, or 44% of revenue, compared to $8,745,000, or 43% of revenue, in the prior year second quarter. Excluding amortization of acquisition-related intangibles and stock-based compensation, non-GAAP gross profit was 45% of revenue in the December 2005 quarter, compared to 44% of revenue in the prior year quarter.

    o Operating expenses were $9,244,000, or 32% of revenue, compared to $5,594,000, or 27% of revenue, in the prior year second quarter. Excluding amortization of acquisition-related intangibles and stock option expense, non-GAAP operating expenses were $7,991,000, or 27% of revenue, compared to $5,375,000, or 26% of revenue, in the prior year second quarter.

    o GAAP net income per share for the quarter was $.15 per diluted share, compared to $.13 per diluted share, in the prior year second quarter.

    o Non-GAAP net income per share for the quarter increased 57% to $.22 per fully diluted share, compared to $.14 per fully diluted share, in the year ago quarter. Non-GAAP net income excludes amortization of acquisition-related intangibles and stock based compensation and applies pro forma tax rates of 33% and 34% in the second quarter of fiscal 2006 and 2005, respectively, for the purpose of showing a comparable view of the Company's performance from period to period.

         "Neoware's strong financial performance is driven by increasing demand for our thin client solutions," commented Mr. Kantrowitz. "Neoware's products address some of the most important challenges faced by CIOs today by enhancing security, improving manageability and lowering total cost of ownership. These benefits continue to accelerate Neoware thin client adoption by enterprises around the globe."
         "In November, we closed our acquisition of Maxspeed Corporation, and in January we completed the integration of Maxspeed into our global business. For the December quarter, Maxspeed contributed approximately $800,000 of revenue; and consistent with our past practice, we will not be able to report this separately in future periods, as the Maxspeed products, customers and technologies have now been integrated into our business and can no longer be separately measured."
         "After completing this and the other global acquisitions we announced in 2005, Neoware now has sales and integration centers in the U.S., Austria, Australia, China, France, Germany, India, and the U.K., which gives us the ability to engage with large enterprise customers and to integrate our thin client software into their IT infrastructure."
         "Neoware has built successful partnerships with other industry leaders, and these partnerships continue to deliver excellent results. Our alliances with IBM and Lenovo delivered significant enterprise business in the quarter, and represented a new record. We believe that Neoware's new, global organization gives us even greater ability to capitalize on these alliances, as well as the opportunity to create new ones," Mr. Kantrowitz concluded.

FY06 GUIDANCE:

         Based upon performance for the fiscal 2006 year-to-date period and currently available information, the Company is updating its guidance for the balance of fiscal 2006 as follows:

    o Revenues for the fiscal year are expected to be approximately $114 million, up from the Company's prior guidance of $110 million, reflecting growth of approximately 45% from fiscal 2005.

    o Gross profit margins are expected to be in the range of 40% to 45% for the year.

    o Non-GAAP operating expenses, excluding stock option expense and amortization of acquisition-related intangibles, are expected to remain below 30%, and to be leveraged as revenues grow.

    o Acquisition-related amortization is expected to be approximately $350,000 per quarter in cost of sales and approximately $600,000 in operating expenses.

    o Stock option expense is expected to be approximately $25,000 per quarter in cost of sales and approximately $725,000 per quarter in operating expenses, subject to additions should we make additional grants in fiscal 2006.

    o The Company's GAAP effective tax rate is expected to be 36% and the non-GAAP rate, which excludes the impact of non-deductible stock option expense related to incentive stock options for fiscal 2006, to be 33%.


CONFERENCE CALL INFORMATION
         Neoware will host a conference call at 5:00 PM on February 1, 2006. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, please go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call.

         The call will also be accessible by dialing 1-800-974-9436 in the US and +1-641-297-7617 for international calls. The conference ID will be NEOWARE. A replay of the call will be available through March 1, 2006 by dialing 1-800-645-7959 in the US and +1-641-297-7300 internationally and entering the passcode: 9436, then press the pound key. A copy of the press release announcing the Company's earnings and other financial and statistical information about the period to be presented in the conference call will be available at the section of the Company's website entitled "News" at www.neoware.com.

NON-GAAP FINANCIAL MEASURES
         In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying schedule and in the News section of our web site at www.neoware.com. We have provided the non-GAAP measures in order to present information about the Company's financial performance, as we believe it provides a more accurate view of the financial performance of the Company's core business and trends relating to its financial condition and results of operations including its cash requirements for ongoing operating activities. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquired intangible assets such as intellectual property, customer lists and non-compete agreements, and stock-based compensation. We compute non-GAAP gross profit and operating expenses by adjusting the respective GAAP amounts for amortization of acquired intangible assets and stock based compensation. In addition, we used pro-forma tax rates of 33% and 34% the second quarter of fiscal 2006 and 2005, respectively. This compares to GAAP effective tax rates for the same periods of 36% and 34% for the 2006 and 2005 second quarter periods, respectively.


ABOUT NEOWARE

Neoware, Inc. (Nasdaq: NWRE) is the leading supplier of enterprise thin client solutions and related software and services that make computing more secure, reliable, affordable and manageable. By employing open technologies and eliminating the obsolescence built into standard personal computer architectures, Neoware helps enterprises leverage server-based computing architectures to increase security and reliability, enhance flexibility, as well as lower their total cost of ownership.

Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(r) environments and the Web. Its thin client appliances and software enable enterprises to run applications on servers and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business personal computer. The company's global development, services, and support provide customers with personalized solutions that facilitate their specialized computing needs.

Neoware's products are available worldwide from IBM and Lenovo, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters are in King of Prussia, PA, USA.

Neoware is a registered trademark of Neoware, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the increasing demand for our products; the continued acceleration of adoption of our products by customers worldwide; the impact of our expanded global organization on our ability to engage with large enterprises and on our current and future alliances; our projected revenue, gross profit margins, operating expenses, acquisition-related amortization, stock option expense and effective tax rates for the balance of fiscal year. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our inability to manage our expanded organization; our inability to successfully integrate our recent acquisitions; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including our new products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our ability to maintain our partnerships; our dependence on our suppliers and distributors; increased competition; our continued ability to sell our products through Lenovo to IBM's customers; our ability to attract and retain qualified personnel, including the former employees of the businesses we acquired; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the year ended June 30, 2005 and our quarterly reports on Forms 10-Q for the quarters ended September 30, 2005 and December 31, 2005.


Neoware is a trademark of Neoware, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com
----------------------

Neoware, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

                              NEOWARE SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                   (UNAUDITED)


                                                                  DECEMBER 31,            JUNE 30,
                           ASSETS                                     2005                  2005
                                                                  ------------           ---------
Current assets:
     Cash and cash equivalents                                     $  10,093             $   8,285
     Short-term investments                                           23,827                34,874
     Accounts receivable, net                                         23,349                17,165
     Inventories                                                       5,546                 3,051
     Prepaid expenses and other                                        1,405                 2,627
     Deferred income taxes                                             1,015                 1,015
                                                                   ---------             ---------
     Total current assets                                             65,235                67,017

Goodwill                                                              42,923                31,223
Intangibles, net                                                      13,808                 9,386
Other                                                                    539                  --
Property and equipment, net                                            1,217                   416
                                                                   ---------             ---------
                                                                   $ 123,722             $ 108,042
                                                                   =========             =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                              $   9,631             $   8,408
     Accrued compensation and benefits                                 3,094                 2,018
     Restructuring reserve                                             1,076                  --
     Other accrued expenses                                            3,732                 3,166
     Income taxes payable                                               --                   2,290
     Deferred revenue                                                  1,165                   734

                                                                   ---------             ---------
        Total current liabilities                                     18,698                16,616

Deferred income tax                                                    2,824                 1,151
Deferred revenue                                                         287                   306
                                                                   ---------             ---------
        Total liabilities                                             21,809                18,073
                                                                   ---------             ---------


Stockholders' equity:
     Preferred stock                                                     --                    --
     Common stock                                                         17                    16
     Additional paid-in capital                                       82,910                74,577
     Treasury stock, 100,000 shares at cost                             (100                  (100)
     Accumulated other comprehensive income                             (656)                  118
     Retained earnings                                                19,742                15,358
                                                                   ---------             ---------
        Total stockholders' equity                                   101,913                89,969
                                                                   ---------             ---------
                                                                   $ 123,722             $ 108,042
                                                                   =========             =========


                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                   (UNAUDITED)

                                           THREE MONTHS ENDED     SIX MONTHS ENDED
                                              DECEMBER 31,           DECEMBER 31,
                                          --------   --------    --------   --------
                                            2005       2004        2005        2004
                                          --------   --------    --------   --------

Net revenues                              $ 29,337   $ 20,471    $ 55,880   $ 36,774

Cost of revenues
    Cost of products                        16,130     11,569      31,699     20,680
    Amortization of intangibles                302        157         575        258
                                          --------   --------    --------   --------
         Total cost of revenues             16,432     11,726      32,274     20,938
                                          --------   --------    --------   --------

                                          --------   --------    --------   --------
             Gross profit                   12,905      8,745      23,606     15,836
                                          --------   --------    --------   --------

Operating expenses
    Sales and marketing                      4,379      2,959       8,536      5,892
    Research and development                 1,591        769       2,886      1,433
    General and administrative               2,797      1,647       5,095      3,005
    Amortization of intangibles                477        219         793        389
                                          --------   --------    --------   --------
    Operating expenses                       9,244      5,594      17,310     10,719
                                          --------   --------    --------   --------

             Operating income                3,661      3,151       6,296      5,117

Foreign exchange gain (loss)                    52       (214)         63       (237)
Interest income, net                           247        193         491        352
                                          --------   --------    --------   --------

             Income before income taxes      3,960      3,130       6,850      5,232
Income taxes                                 1,419      1,064       2,466      1,779
                                          --------   --------    --------   --------


Net income                                $  2,541   $  2,066    $  4,384   $  3,453
                                          ========   ========    ========   ========

Earnings per share:

Basic                                     $    .15   $    .13    $    .27   $    .22
                                          ========   ========    ========   ========

Diluted                                   $    .15   $    .13    $    .26   $    .21
                                          ========   ========    ========   ========


Weighted average shares outstanding:
Basic                                       16,492     15,754      16,383     15,726
                                          ========   ========    ========   ========
Diluted                                     17,088     16,188      16,718     16,111
                                          ========   ========    ========   ========


                              NEOWARE SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED      SIX MONTHS ENDED
                                                                                DECEMBER 31,           DECEMBER 31,
                                                                           --------------------    --------------------
                                                                             2005        2004        2005        2004
                                                                           --------    --------    --------    --------
Cash flows from operating activities:
   Net income                                                              $  2,541    $  2,066    $  4,384    $  3,453
   Adjustments to reconcile net income to net cash
     provided by operating activities-
   Income tax benefit, primarily from stock option exercises                   --           101        --           121
   Depreciation                                                                  79          66         168         130
   Amortization of intangibles                                                  779         376       1,367         647
   Non-cash share-based compensation                                            797        --         1,517        --
   Changes in operating assets and liabilities- net of effect from acquisition-
   Accounts receivable                                                       (5,048)     (2,508)     (5,458)     (2,742)
   Inventories                                                                1,632      (2,139)      1,044      (3,052)
   Prepaid expenses and other                                                 1,289         689       1,892         796
   Accounts payable                                                             335         275         205      (1,364)
   Accrued expenses                                                          (1,931)      1,336      (4,141)      1,886
   Deferred revenue                                                             415         338         421         285
                                                                           --------    --------    --------    --------
Net cash provided by operating activities                                       888         600       1,399         160
                                                                           --------    --------    --------    --------

Cash flows from investing activities:
   Purchase of Visara thin client business                                   (2,107)        (24)     (2,107)     (3,799)
   Purchase of TeleVideo thin client business                                (3,520)       --        (3,520)       --
   Acquistion of Maxspeed                                                   (11,794)       --       (11,794)       --
   Purchase of short-term investments                                       (12,538)     (2,333)    (13,438)    (20,233)
   Sales of short-term investments                                           21,112      24,815      25,362      42,184
   Purchases of property and equipment                                         (644)        (47)       (818)        (66)
                                                                           --------    --------    --------    --------
Net cash provided by (used in) investing activities                          (9,491)     22,411      (6,315)     18,086
                                                                           --------    --------    --------    --------

Cash flows from financing activities:
   Exercise of stock options and warrants                                     5,215         666       5,376         735
   Excess tax benefit related to stock options                                  994        --         1,440        --
                                                                           --------    --------    --------    --------
Net cash provided by financing activities                                     6,209         666       6,816         735
                                                                           --------    --------    --------    --------

Effect of foreign exchange rate changes on cash                                 (62)        135         (92)        186
                                                                           --------    --------    --------    --------

   Increase (decrease) in cash and cash equivalents                          (2,456)     23,813       1,808      19,167
Cash and cash equivalents, beginning of period                               12,549      12,473       8,285      17,119
                                                                           --------    --------    --------    --------
   Cash and cash equivalents, end of period                                $ 10,093    $ 36,286    $ 10,093    $ 36,286
                                                                           ========    ========    ========    ========

Supplemental disclosures:
   Cash paid for income taxes                                              $  1,545    $     15    $  4,192    $     46


                              NEOWARE SYSTEMS, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)



                                                                THREE MONTH ENDED                         THREE MONTH ENDED
                                                                DECEMBER 31, 2005                         DECEMBER 31, 2004
                                                   --------------------------------------     ------------------------------------
                                                      GAAP      ADJUSTMENTS  NON-GAAP           GAAP     ADJUSTMENTS      NON-GAAP
                                                   --------------------------------------     ------------------------------------
Net revenues                                        $ 29,337            -        $ 29,337      $ 20,471           -     $  20,471

Cost of revenues
   Cost of products                                   16,130          (21)  A      16,109        11,569           -   A    11,569
   Amortization of intangibles                           302         (302)  B           -           157        (157)  B         -
                                                   ----------------------        --------      --------------------      --------
        Total cost of revenue                         16,432         (323)         16,109        11,726        (157)       11,569
                                                   ----------------------        --------      --------------------      --------
               Gross profit                           12,905          323          13,228         8,745         157         8,902
                       Gross profit percentage          44.0%                        45.1%         42.7%                     43.5%

Operating expenses
  Sales and marketing                                  4,379         (295)  A       4,084         2,959           -   A     2,959
  Research and development                             1,591         (102)  A       1,489           769           -   A       770
  General and administrative                           2,797         (379)  A       2,418         1,647           -   A     1,646
  Amortization of intangibles                            477         (477)  B           -           219        (219)  B         -
                                                   ----------------------        --------      --------------------      --------
               Operating expenses                      9,244       (1,253)          7,991         5,594        (219)        5,375
                                                   ----------------------        --------      --------------------      --------

               Operating income                        3,661        1,576           5,237         3,151         376         3,527
                       Percentage of revenue              12%                          18%           15%                       17%

Foreign exchange gain (loss)                              52            -              52          (214)          -          (214)
Interest income, net                                     247            -             247           193           -           193
                                                   ----------------------        --------      --------------------      --------

               Income before income taxes              3,960        1,576           5,536         3,130         376         3,506
Income taxes                                           1,419          409   C       1,828         1,064         128   C     1,192
                                                   ----------------------        --------      --------------------      --------

Net income                                            $2,541       $1,167          $3,708        $2,066        $248        $2,314
                                                   ======================        ========      ====================      ========

Earnings per share - diluted                           $0.15        $0.07           $0.22         $0.13       $0.02         $0.14
                                                   ======================        ========      ====================      ========

Weighted average shares outstanding - diluted         17,088       17,088          17,088        16,188      16,188        16,188
                                                   ======================        ========      ====================      ========

A - To exclude the effect of stock-based compensation expense.
B - To exclude the effects of the amortization of intangible assets related to business combinations.
C - To exclude the tax effect of stock-based compensation expense and amortization of intangible assets based on effective tax rates of 33% and 34% for the three month ended December 31, 2005 and 2004, respectively.

                              NEOWARE SYSTEMS, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)



                                                             SIX MONTH ENDED                           SIX MONTH ENDED
                                                            DECEMBER 31, 2005                         DECEMBER 31, 2004
                                                 ----------------------------------------  ----------------------------------------
                                                      GAAP     ADJUSTMENTS    NON-GAAP          GAAP     ADJUSTMENTS    NON-GAAP
                                                 ----------------------------------------  ----------------------------------------
Net revenues                                     $  55,880         -         $ 55,880        $  36,774           -      $   36,774

Cost of revenues
     Cost of products                               31,699       (40) A        31,659           20,680           -  A       20,680
     Amortization of intangibles                       575      (575) B            -               258        (258) B            -
                                                 -------------------         --------        ---------------------      ----------
        Total cost of revenue                       32,274      (615)          31,659           20,938        (258)         20,680
                                                 -------------------         --------        ---------------------      ----------
          Gross profit
                                                    23,606       615           24,221           15,836         258          16,094
               Gross profit percentage                42.2%                      43.3%            43.1%                       43.8%

Operating expenses
     Sales and marketing                             8,536      (545) A         7,991            5,892           -  A        5,892
     Research and development                        2,886      (207) A         2,679            1,433           -  A        1,433
     General and administrative                      5,095      (725) A         4,370            3,005           -  A        3,005
     Amortization of intangibles                       793      (793) B            -               389        (389) B            -
                                                 -------------------         --------        ---------------------      ----------
          Operating expenses                        17,310    (2,270)          15,040           10,719        (389)         10,330
                                                 -------------------         --------        ---------------------      ----------

          Operating income                           6,296     2,885            9,181            5,117         647           5,764
               Percentage of revenue                    11%                        16%              14%                         16%


Foreign exchange gain (loss)                            63         -               63             (237)          -            (237)

Interest income, net                                   491         -              491              352           -             352
                                                 -------------------         --------        ---------------------      ----------
          Income before income taxes                 6,850     2,885            9,735            5,232         647           5,879
Income taxes                                         2,466       747  C         3,213            1,779         221  C        2,000
                                                 -------------------         --------        ---------------------      ----------

Net income                                       $   4,384   $ 2,138        $   6,522        $   3,453     $   426      $    3,879
                                                 ===================        =========        =====================      ==========

Earnings per share - diluted                     $    0.26   $  0.13        $    0.39        $     0.21    $  0.03      $     0.24
                                                 ===================        =========        =====================      ==========

Weighted average shares outstanding - diluted       16,718    16,718           16,718           16,111      16,111          16,111
                                                 ===================        =========        =====================      ==========


A - To exclude the effect of stock-based compensation expense.
B - To exclude the effects of the amortization of intangible assets related to business combinations.
C - To exclude the tax effect of stock-based compensation expense and amortization of intangible assets based on effective tax rates of 33% and 34% for the six month ended December 31, 2005 and 2004, respectively.